Exhibit 99.1

For Immediate Release

October 20, 2022

Sunshine Biopharma ANNOUNCES THE ACQUISITION OF NORA PHARMA,
ADDING $10.7 MILLION IN REVENUE

Montreal, Canada – (GLOBE NEWSWIRE) – Sunshine Biopharma Inc. (NASDAQ: “SBFM”), a pharmaceutical company focused on the research, development and commercialization of oncology and antiviral drugs, today announced that it has completed the acquisition of all the outstanding shares of Nora Pharma Inc., effective immediately. As such, Nora Pharma Inc. is now a wholly owned subsidiary of Sunshine Biopharma Inc.

Nora Pharma is one of North America’s fastest growing generic pharmaceuticals companies. The addition of Nora Pharma allows Sunshine Biopharma to expand its operations into the area of generic prescription drugs and biosimilars. The purchase price of $30,000,000 Canadian (approximately $21,900,000 US) was paid by cash, Sunshine Biopharma common stock, and an earn-out amount.

“The strategic acquisition of Nora Pharma significantly expands our revenue stream and is expected to generate multi-year top-line and bottom-line growth going forward,” said Dr. Steve Slilaty, CEO of Sunshine Biopharma. Dr. Slilaty continued, “This acquisition gives Sunshine a solid position in the generic prescription drugs industry and brings us closer to our objective of becoming a fully-integrated pharma company.”

Malek Chamoun, founder and president of Nora Pharma said, “Sunshine brings additional expertise and financial resources which will help Nora with its accelerated growth plan and leadership in the supply of high quality, affordable medicines to the Canadian market.”

Based in the Greater Montreal area, Nora Pharma has 36 employees and operates in a 15,000 square foot facility certified by Health Canada. Nora Pharma currently offers over 50 pharmaceutical products, including generic prescription drugs, over-the-counter products and biosimilars. Nora Pharma and its service arm that commercializes under the name Lea Solutions will continue to operate without changes going forward.

Dr. Slilaty added, “Nora Pharma will operate as a subsidiary of Sunshine Biopharma, with Mr. Chamoun as president. We are happy to have the Nora employees join the Sunshine Biopharma family.”

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About Nora Pharma Inc.

Nora Pharma is a Canadian pharmaceutical company offering generic and specialty drugs across the country. Nora Pharma is positioned as a partner of choice in optimizing the service offering to pharmacy partners and providing patients with access to affordable, high quality pharmaceutical products. For more information, please visit www.norapharma.ca/en/

About Sunshine Biopharma Inc.

In addition to working with the University of Arizona on the development of a treatment for COVID-19, Sunshine Biopharma is engaged in the development Adva-27a, a unique anticancer compound. Tests conducted to date have demonstrated the effectiveness of Adva-27a at destroying Multidrug Resistant Cancer Cells, including Pancreatic Cancer cells, Small-Cell Lung Cancer cells, Breast Cancer cells, and Uterine Sarcoma cells. Clinical trials for Pancreatic Cancer indication are planned to be conducted at McGill University’s Jewish General Hospital in Montreal, Canada. Sunshine Biopharma is also engaged in the development of a novel anticancer mRNA called K1.1. The data collected to date have shown that K1.1 mRNA is capable of destroying cancer cells in vitro including multidrug resistant breast cancer cells (MCF-7/MDR), ovarian adenocarcinoma cells (OVCAR-3), and pancreatic cancer cells (SUIT-2). Studies using non-transformed (normal) human cells (HMEC) have shown that K1.1 mRNA had little or no cytotoxic effects. K1.1 mRNA is readily adaptable for delivery into patients using the proven mRNA vaccine technology. For more information, please visit www. https://sunshinebiopharma.com

Safe Harbor Forward-Looking Statements

This press release contains forward-looking statements which are based on current expectations, forecasts, and assumptions of Sunshine Biopharma, Inc. (the “Company”) that involve risks as well as uncertainties that could cause actual outcomes and results to differ materially from those anticipated or expected. These statements appear in a number of places in this release and include all statements that are not statements of historical fact regarding the intent, belief or current expectations of the Company, including statements related to the Company’s drug development activities, financial performance, and future growth. These risks and uncertainties are further described in filings and reports by the Company with the U.S. Securities and Exchange Commission (SEC). Actual results and the timing of certain events could differ materially from those projected in or contemplated by the forward-looking statements due to a number of factors detailed from time to time in the Company’s filings with the SEC. Reference is hereby made to cautionary statements and risk factors set forth in the Company’s most recent SEC filings.

For Additional Information:

Nora Pharma Contact:

Marc Beaudoin

Direct Line: 514-983-8358

marc.beaudoin@sunshinebiopharma.com

Sunshine Biopharma Contact:

Camille Sebaaly, CFO

Direct Line: 514-814-0464

camille.sebaaly@sunshinebiopharma.com

Sunshine Biopharma Media Contact:

Christine Petraglia

TraDigital IR

Direct Line: 917-633-8980

investors@sunshinebiopharma.com

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